FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC 20549

                              CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

    Date of Report (Date of earliest event reported) January 21, 1998.


                       DCI Telecommunications, Inc.
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          (Exact name of registrant as specified in its charter)


   Colorado                     2-96976-D               84-1155041
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(State or other             (Commission File        (IRS Employer
   jurisdiction of            Number)                 Identification
   incorporation)                                     Number)

                      611 Access Road, Stratford, CT 06497
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                 (Address of principal executive offices)

    Registrant's telephone number, including area code:  (203) 380-0910

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      (Former name or former address, if changed since last report.)

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Item 5. Other Events

     On January 21, 1998, the Company announced a common stock buyback program of up to five million dollars ($5,000,000). The buy-back is being handled by A.G. Edwards.

     On January 26, 1998, the Company disclosed a special, $.01 per common share cash dividend, the first in its history to shareholders of record on February 23, 1998, payable March 23, 1998.

     On February 3, 1998, the Company announced a definitive agreement to acquire WorldPass Communications Corporation (WPCC). The agreement which is scheduled to close in late February calls for $3.0 million in cash at the closing and $6.0 million in common stock for 100% of the shares of WPCC. As part of the agreement, the Company guarantees to repurchase up to $3.0 million of the common stock upon the Company's Canadian prepaid phone card operations being sold.

     On February 4, 1998, the Company terminated the Purchase and Sale agreement with R&D Scientific whereby ownership reverted back to its original owners. Under the terms of the transaction, Richard Sheppard will resign as a member of the Company's Board of Directors and will be allowed to keep certain stock options he received as a Board Member.

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                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    DCI Telecommunications, Inc.

                    Joseph J. Murphy
                    __________________________
                    Joseph J.  Murphy
                    President
                    Date: February 17, 1998